                                                                   EXHIBIT 10.22

          ESCROW AGREEMENT (this "Agreement"), dated as of January 26, 2000, among JFAX.COM, Inc., a Delaware corporation (the "Company"), Steven J. Hamerslag, Chief Executive Officer of the Company ("Mr. Hamerslag"), and City National Bank, a national banking association.

                              RECITALS

          WHEREAS, this Agreement is entered into in connection with the Employment Agreement, dated as of January 26, 2000 (the "Employment Agreement"), between the Company and Mr. Hamerslag, which provides for the issuance by the Company to Mr. Hamerslag of an aggregate of 120 partly paid shares of Series B Convertible Preferred Stock of the Company (the "Escrow Shares");

          WHEREAS, in consideration for the Escrow Shares, Mr. Hamerslag has issued a Promissory Note (the "Promissory Note") to the Company in the principal amount of $7,124,880, the Promissory Note is non-recourse but is secured by a pledge of the Escrow Shares of Mr. Hamerslag as collateral; and after the Promissory Note is paid and after the Repurchase Right of the Company with respect to the Escrow Shares (the "Repurchase Right") as provided for in the Employment Agreement has expired, each of the Escrow Shares will be convertible at the option of the holder into 10,000 shares of common stock of the Company (i.e., the total of 120 Escrow Shares will be convertible into a total of 1,200,000 shares of common stock);

          WHEREAS, the Employment Agreement provides for the Company to deliver the Escrow Shares of Mr. Hamerslag to the Escrow Agent upon the execution of this Agreement and the Employment Agreement of Mr. Hamerslag (each of such dates, an "Employment Date"), such Escrow Shares to be held by the Escrow Agent in escrow subject to the terms and conditions of this Agreement; and

          WHEREAS, the Company and Mr. Hamerslag have agreed upon the conditions upon which the Escrow Agent shall be instructed to deliver Escrow Shares and Other Escrow Property out of escrow (the "Notice Procedures"), which are set forth in Annex I attached hereto.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Employment Agreement and the Promissory Note, the parties hereto hereby agree as follows:


                              ARTICLE I

                              Definitions
          1.1  Definitions.    As used in this Agreement, the following terms
               -----------
shall have the following meanings:

          "Agreement" has the meaning set forth in the first paragraph of this Agreement.

          "Certified Notice" shall mean written notice to the Escrow Agent certified by the Company.

          "Company" has the meaning set forth in the first paragraph of this Agreement.

          "Dividend" has the meaning set forth in Section 2.1(b).

          "Employment Agreement" has the meaning set forth in the recitals of this Agreement.

          "Employment Date" has the meaning set forth in the recitals of this Agreement.

          "Escrow Agent" has the meaning set forth in the first paragraph of this Agreement.

          "Escrow Shares" has the meaning set forth in the recitals of this Agreement.

          "Mr. Hamerslag" has the meaning set forth in the first paragraph of this Agreement.

          "Notice Procedures" has the meaning set forth in the third recital hereto; the Notice Procedures are set forth in Annex I hereto.

          "Other Escrow Property" has the meaning set forth in Section 2.1(b).

          "Permitted Investments" means (i) U.S. Government Obligations with a maturity of one year or less; or (ii) certificates of deposit or acceptances with a maturity of one year or less of the Escrow Agent or any other financial institution that is a member of the United States Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 or (iii) investment funds which invest primarily in U.S. Government Obligations of which the Escrow Agent or any of its affiliates are a sponsor, investment advisor, manager, custodian or agent and for which the Escrow Agent may be separately compensated, provided that such investment or deposit is not prohibited by Federal or state banking laws applicable to the Escrow Agent.

          "Promissory Note" has the meaning set forth in the recitals of this Agreement.

          "Repurchase Right" has the meaning set forth in the recitals of this Agreement.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligation) of the United States of America.

          1.2  Other Definitions.  All capitalized terms used herein and not
               -----------------
otherwise defined shall have the respective meanings set forth in the Employment Agreement.

                                  ARTICLE II

                              Escrow Arrangement

          2.1  Delivery of Escrow Shares and Other Escrow Property to the Escrow
               -----------------------------------------------------------------
Agent, Etc.
-----------
          (a) On the Employment Date, the Company will deliver the Escrow Shares to the Escrow Agent pursuant to this Agreement and the Employment Agreement. The Escrow Agent will hold the Escrow Shares in escrow and will not transfer any interest in such Escrow Shares except pursuant to the terms of this Agreement.

          (b) If the Company shall declare and pay any dividend on the Escrow Shares, whether in the form of cash, common stock, other capital stock of the Company or any other property, including any rights or anything else of value which may be sold and reduced to a cash value, or whether as a stock split or stock combination, or other subdivision or combination or reclassification of the Escrow Shares (collectively, a "Dividend"), during the term of this Agreement, the Company shall deliver such Dividend payable with respect to the Escrow Shares to the Escrow Agent (the foregoing being called, collectively, the "Other Escrow Property", which term shall also include any Permitted Investments, any proceeds of the Escrow Shares, and any proceeds of any other item of the Other Escrow Property). The Escrow Agent will hold the Other Escrow Property in escrow and will not transfer any interest in the Other Escrow Property except pursuant to the terms of this Agreement.

          (c) Notwithstanding any other provision in this Agreement, the escrow of the Escrow Shares and other Escrow Property of Mr. Hamerslag will be held separate and apart from any other escrow, and the Escrow Agent agrees that it will not commingle the escrow of the Escrow Shares and other Escrow Property of Mr. Hamerslag with any other escrow.

          2.2  Pledge and Grant of Security Interest.  Mr. Hamerslag hereby
               -------------------------------------
grants to the Escrow Agent, for the benefit of the Company, a security interest in the Escrow Shares and the Other Escrow Property, and any proceeds thereof, of Mr. Hamerslag hereunder, as collateral security for the prompt and complete payment when due of principal, interest and any other amounts payable under the Promissory Note of Mr. Hamerslag. It is understood and agreed, however, that the pledge of collateral security by Mr. Hamerslag shall not secure the promissory note of any other party, and any pledge of collateral security by any other party shall not secure the Promissory Note of Mr. Hamerslag.

          2.3  Delivery by Escrow Agent of Escrow Shares and Other Escrow
               ----------------------------------------------------------
Property.  Upon receipt by the Escrow Agent of a Certified Notice in
--------
compliance with the Notice Procedures for the delivery of Escrow Shares out of escrow from the Company, the Escrow Agent shall deliver the number of Escrow Shares and the related Other Escrow Property specified in such Certified Notice to or upon the order of the persons specified in such Certified Notice, and the shares and property so delivered shall no longer be considered Escrow Shares or Other Escrow Property for purposes of this Agreement.

          2.4  Voting of Escrow Shares.  Prior to the delivery by the Escrow
               -----------------------
Agent of the Escrow Shares out of escrow pursuant to Section 2.3 above, Mr. Hamerslag shall have the sole power to exercise any voting rights attendant to the Escrow Shares and to any other shares that constitute Other Escrow Property of Mr. Hamerslag hereunder.

          2.5  Term of Escrow.  The term of this Escrow Agreement will
               --------------
commence upon receipt by the Escrow Agent of the Escrow Shares and will terminate when the last of the Escrow Shares and any Other Escrow Property has been delivered out of escrow pursuant to this Agreement, provided that Articles III and IV shall survive any such termination.

          2.6  Investment.  The Escrow Agent agrees to invest all cash held by
               ----------
it pursuant to this Agreement in Permitted Investments according to Certified Notice(s) delivered to the Escrow Agent by the Company, and agrees to hold such investments until their maturity unless directed by Certified Notice to liquidate such investments in order to make distributions of Other Escrow Property pursuant to Section 2.3 above. The Escrow Agent shall not be liable for any loss of principal or interest or for any penalty that may result from following any investment instructions contained in any such Certified Notices. Any investments will be made separately with respect to the Other Escrow Property of Mr. Hamerslag hereunder.

          2.7  Representations and Warranties.
               ------------------------------
(a) Each of the Company and Mr. Hamerslag represents and warrants, with respect to itself or himself, that (i) such person has the requisite power and authority, corporate or otherwise, and has taken all actions necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) this Agreement is a valid and binding agreement of such person enforceable against such person in accordance with its terms, (iii) the execution and delivery of this Agreement by such person does not, and the consummation of the transactions contemplated hereby by such person will not, constitute or result in (A) a breach or violation of, or a default under, its charter documents, if applicable, or (B) a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any contract, agreement or other commitment of such person or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which such person is subject, except, in the case of clause (B) above, for such breaches, violations, defaults or accelerations that, alone or in the aggregate, could not prevent, materially delay or materially burden the transactions contemplated by this Agreement and such liens, pledges, security interests or other encumbrances as may be created pursuant to this Agreement.

          (b) The Escrow Agent represents and warrants that (i) it has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (ii) this Agreement is a valid and binding agreement of the Escrow Agent enforceable against the Escrow Agent in accordance with its terms.

                              ARTICLE III

                              The Escrow Agent

          3.1  The Escrow Agent.
               ----------------
          (a) City National Bank, a national banking association, is hereby appointed as Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

          (b) Subject to the other terms and conditions hereof, the Escrow Agent hereby irrevocably declares that it will hold all right, title and interest in and to the Escrow Shares and any Other Escrow Property in escrow for the use and benefit of the Company and Mr. Hamerslag upon the terms set forth herein.

          (c) The Escrow Agent shall not be concerned with, nor shall it have any duties or obligations under the Notice Procedures or the Employment Agreement, but instead its sole duties shall be to comply with this Escrow Agreement and any instructions given pursuant hereto. Further, the Escrow Agent shall not be deemed to have knowledge of any matter set forth in such agreements that has not been set forth in this Escrow Agreement.

          (d) Mr. Hamerslag agrees to provide to the Escrow Agent such stock powers, with signatures appropriately guaranteed, and other instruments of transfer as the Escrow Agent may from time to time reasonably request for purposes of administering the escrows created hereunder. To that end, Mr. Hamerslag further grants to the Escrow Agent the following power of attorney:

                              POWER OF ATTORNEY

          Know all persons by these presents, that the grantor of this power of attorney constitutes and appoints City National Bank his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments of transfer for the purposes of the Escrow Agreement, dated as of January 26, 2000, among JFAX.COM, Inc., Steven J. Hamerslag and City National Bank, as Escrow Agent, with respect to any of the Escrow Shares or Other Escrow Property (as defined in such Escrow Agreement) of the grantor of this power of attorney, granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as the grantor of this power of attorney might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          3.2  Compensation and Indemnification of Escrow Agent.
               ------------------------------------------------
          (a) The Company agrees to pay the Escrow Agent such fees as the Company and the Escrow Agent shall from time to time agree for all services rendered by the Escrow Agent hereunder and, from time to time, on demand of the Escrow Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Escrow Agent and its officers, directors and agents for, and to hold each of them harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, for anything done or omitted by the Escrow Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending any claim of liability directly arising therefrom.

          (b) The Escrow Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Certified Notice signed by the proper party or parties, and, at its discretion, may interplead the property held in escrow with a court of competent jurisdiction.

          3.3  Merger or Consolidation of Escrow Agent.  Any corporation into
               ---------------------------------------
which the Escrow Agent or any successor escrow agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Escrow Agent or any successor escrow agent shall be party or any corporation succeeding to the corporate trust business of the Escrow Agent or a successor escrow agent as a whole or substantially as a whole, whether by sale or otherwise shall be the successor to the Escrow Agent under this Agreement without any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor
--------
escrow agent under the provisions of Section 3.5 hereof, and any Escrow Shares or Other Escrow Property held by the Escrow Agent prior to such transaction shall be deemed to be held by such successor thereafter.

          3.4  Duties of Escrow Agent.    The Escrow Agent undertakes the duties
               ----------------------
and obligations imposed by this Agreement upon the following terms and conditions:

          (a) The Escrow Agent may consult with legal counsel (who may be inside legal counsel for the Escrow Agent or legal counsel for the Company or Mr. Hamerslag), and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Escrow Agent deems it necessary or desirable that any fact or matter be proved or established by the Company or Mr. Hamerslag prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be provided conclusively by Certified Notice delivered to the Escrow Agent. Any such certificate shall be full authorization to the Escrow Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Escrow Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Escrow Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or the Notice Procedures or be required to verify the same. All such statements and recitals shall be deemed to have been made by the Company and Mr. Hamerslag only.

          (e) The Escrow Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Escrow Agent) or in respect of the validity or execution of any stock certificate representing Escrow Shares; nor shall it be responsible for any breach by the Company or Mr. Hamerslag of any covenant or condition contained in this Agreement; nor shall it by any act hereunder be deemed to make any representation or warranty as to whether any Escrow Shares (or any Other Escrow Property) will be validly authorized and issued, fully paid and nonassessable.

          (f) Each of the Company and Mr. Hamerslag agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Escrow Agent for the carrying out or performing by the Escrow Agent of the provisions of this Agreement.

          (g) The Escrow Agent is hereby authorized and directed to accept Certified Notices, as provided for herein, with respect to the performance of its duties hereunder and to apply to any officer of the Escrow Agent for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer.

          (h) The Escrow Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          3.5  Change of Escrow Agent.   The Escrow Agent may resign and be
               ----------------------
discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail, and to Mr. Hamerslag by first-class mail. The Company may remove the Escrow Agent or any successor escrow agent upon 30 days' notice in writing, mailed to the Escrow Agent or successor escrow agent, as the case may be, by registered or certified mail, and to Mr. Hamerslag by first class mail. If the Escrow Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Escrow Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Escrow Agent or by Mr. Hamerslag, then Mr. Hamerslag may apply to any court of competent jurisdiction for the appointment of a new Escrow Agent. Any successor escrow agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or the laws of any state, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as escrow agent a combined capital and surplus of at least $25,000,000. After appointment, the successor escrow agent shall, without further action, be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Escrow Agent; but the predecessor Escrow Agent shall deliver and transfer to the successor escrow agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for this purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Escrow Agent and mail a notice thereof in writing to Mr. Hamerslag. Failure to give any notice provided for in this Section 3.5, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Escrow Agent or the appointment of the successor escrow agent, as the case may be.


                              ARTICLE IV

                              Miscellaneous and General

          4.1  Amendment; Waiver.  This Agreement may not be modified or
               -----------------
amended except by a written instrument signed by Mr. Hamerslag and authorized representatives of the Company and the Escrow Agent and referring specifically to this Agreement.

          4.2  Successors.  All the covenants and provisions of this Agreement
               ----------
by or for the benefit of the Company, Mr. Hamerslag or the Escrow Agent shall bind and inure to the benefit of their respective successors and assigns hereunder, subject to Sections 4.3 and 4.7 hereof.

          4.3  Binding Effect, Etc.  The agreements herein set forth shall be
               -------------------
mutually binding upon, and inure to the mutual benefit of, the Company, Mr. Hamerslag and the Escrow Agent, and their permitted successors, provided that
                                                                -------- ----
the Escrow Agent shall have no obligations under the Notice Procedures. The parties do not intend that any third party shall enjoy any rights under this Agreement and no such third party shall be entitled to make any claim, or bring any action to enforce this Agreement against any party to this Agreement even if the third party receives some benefit from this Agreement.

          4.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES THEREOF.

          4.5  Notices.  Any notice, request, instruction or other document to
               -------
be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, next-day air courier or facsimile to the following respective addresses (or to any substitute address(es) which the parties shall establish by like notice):

          (a)  if to the Company, at

               JFAX.COM, Inc.
               10960 Wilshire Boulevard, Suite 500
               Los Angeles, CA  90024
               Attention: Richard Ressler and Nicholas V. Morosoff Facsimile No.: (310) 966-1800
               Telephone No.: (310) 966-1801

          with a copy to:

               Sullivan & Cromwell
               1888 Century Park East, Suite 2100
               Los Angeles, California  90067
               Attention:  Frank H.  Golay, Jr.
               Facsimile No.:  (310) 712-8800
               Telephone No.:  (310) 712-6600

          (b)  if to Mr. Hamerslag, at

               Steven J.  Hamerslag
               P.O. Box 730
               17501 Via de Fortuna
               Rancho Santa Fe, California  92067
               Facsimile No.:  (760) 688-1002
               Telephone No.:  (760) 931-6618

          (c)  if to the Escrow Agent, at

               City National Bank
               400 North Roxbury Drive, Suite 600
               Beverly Hills, California  90210
               Attention:  Sue Behning
               Facsimile No.:  (310) 888-6288
               Telephone No.: (310) 888-6283

          (d)  if to the Transfer Agent, at

               American Securities Transfer & Trust, Inc.
               12039 W. Alameda Parkway
               Lakewood, CO 80228
               Facsimile No.:  (303) 986-2444
               Telephone No.:  (303) 986-5400

               Attention:  Jo Peterson


          4.6  Counterparts.  For the convenience of the parties hereto, this
               ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

          4.7  Entire Agreement, Etc.  This Agreement (including any Annexes
               ---------------------
or Schedules hereto and the other agreements referred to herein) (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be transferable or assignable by operation of law or otherwise (except as the other parties agree in writing, except as provided in Sections 3.3 and 3.5, and except as provided in the following sentence). The Company may assign this Agreement, with the consent of the Escrow Agent, but without the consent of Mr. Hamerslag being required, to any corporation, person or other entity which may acquire all or substantially all of the assets, shares of business of the Company or any corporation into which it may be consolidated or merged.

          4.8  Captions.  The Article, Section and paragraph captions herein
               --------
are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                         JFAX.COM, INC.


                         By: /s/ Richard S. Ressler
                             ----------------------
                             Name:  Richard S. Ressler
                             Title:     Chairman



                             STEVEN J. HAMERSLAG


                             /s/ Steven J. Hamerslag
                             -----------------------




                             CITY NATIONAL BANK, as Escrow Agent



                             By: /s/ Susan Behning
                                 -----------------------
                                 Name:  Susan Behning
                                 Title:    Vice President